Exhibit 99.3

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE DISTRICT OF MARYLAND

(Baltimore Division)

	)	Chapter 11
In re:	)
)
TMST, INC. (f/k/a Thornburg	)
Mortgage, Inc.), et al.	)	Case No. 09-17787 (DWK)
)
Debtors.	)	(Jointly Administered)
)
)
THORNBURG MORTGAGE ADVISORY	)
CORPORATION,	)
)
Plaintiff,	)	Adv. Pro. No._____________
)
v.	)
)
TMST, INC. (f/k/a Thornburg Mortgage,	)
Inc.), LARRY A. GOLDSTONE,	)
CLARENCE G. SIMMONS, III,	)
CHARLES MACINTOSH and	)
SAF FINANCIAL, INC.,	)
)
Defendants.	)

COMPLAINT FOR DECLARATORY

JUDGMENT, ACCOUNTING, QUANTUM

MERUIT AND BREACH OF FIDUCIARY DUTY

Plaintiff Thornburg Mortgage Advisory Corporation (“TMAC”), by its attorneys, hereby brings this Complaint against Defendants TMST, Inc., (“TMST”), Larry A. Goldstone (“Goldstone”), Clarence G. Simmons, III (“Simmons”), Charles Macintosh (“Macintosh”) and SAF Financial, Inc. (“SAF”), and state as follows:

JURISDICTION AND VENUE

1. Plaintiff TMAC is a Delaware corporation doing business in the State of New Mexico.

2. Defendant TMST is the Debtor in Possession in this pending Chapter 11 proceeding and is formerly known as Thornburg Mortgage, Inc.

3. Defendant Goldstone is a resident of the State of New Mexico.

4. Defendant Simmons is a resident of the State of New Mexico.

5. Defendant Macintosh is a resident of the State of New Mexico.

6. Defendant SAF is a Delaware corporation doing business in the State of New Mexico.

7. This action is a core proceeding pursuant to 28 U.S.C. § 157 in that it is to determine claims against the estate. It is related to this pending bankruptcy proceeding and this court has jurisdiction pursuant to 28 U.S.C. § 1334.

8. Venue is proper in this Court pursuant to 28 U.S.C. § 1409.

INTRODUCTION

9. Defendant TMST is the Debtor-in-Possession in the above-referenced bankruptcy case.

10. Defendants Goldstone, Simmons and Macintosh were officers, directors and/or employees of both TMST and TMAC. In addition, they are or were operating Defendant SAF which was created to undertake business of the same type and nature as that which had been performed by TMST prior to its bankruptcy.

11. Disputes have arisen between the parties regarding amounts TMAC claims to be owed by TMST. In addition, TMST has made claims that amounts paid by TMST to TMAC pursuant to the agreements were inappropriate and actually paid for the benefit of Defendants Goldstone, Simmons, Macintosh and/or SAF.

12. There is an actual dispute between the parties.

FACTUAL ALLEGATIONS

A.	General Background

13. TMST was a real estate investment trust engaged in the business of single-family residential mortgage lending.

14. TMST was an externally managed real estate investment trust. Beginning at the inception of TMST, TMAC was the external manager that provided consulting advice and day-to-day administration of the operations of TMST and made available its assets for the use of TMST in the operation of its business.

15. The external management structure is a common management tool for real estate investment trusts.

16. It was TMST’s practice for the independent directors of TMST to review and approve the contract of TMAC with TMST and the compensation and other payments to TMAC.

17. The contract whereby TMAC provided the services to TMST was amended (with the approval of the independent directors of TMST) from time to time over the years, and on January 16, 2009, TMST and TMAC entered into an Amended and Restated Management Agreement effective as of April 30, 2008, which provided that certain expenses of the operations of TMST incurred by TMAC would be directly reimbursed by TMST while others would be paid from a monthly fee paid to TMAC.

18. The services provided by TMAC were instrumental in the success and operation of TMST through the years. At all times, TMAC provided at least reasonably equivalent value for the payments made to it by TMST.

19. As a result of the recent economic turmoil and through no fault of TMAC, assets of TMST were repossessed by lenders because the “market value” of the assets dropped.

20. By letter agreement dated April 8, 2009, TMST and TMAC further amended the Amended and Restated Management Agreement to eliminate the monthly fee and to eliminate a termination fee that would have been owed in certain circumstances. In return, TMST agreed to reimburse TMAC for its all expenses incurred by TMAC for TMST, including “costs of winding up or disposing of a business or activity.” (The agreement between the parties as amended April 8, 2009, is referred to as the “Amended TMAC Management Agreement.”)

21. On May 6, 2009, this Court Ordered [Doc 50] in paragraph 11 on page 4, “The TMA Debtors are authorized to continue reimbursement payments to TMAC pursuant to and as provided in the Amended TMAC Management Agreement.”

B.	TMST’s Refusal to Perform

1.	Qwest

22. As direct result of the winding up of the TMST business activities, certain telecommunication and other services provided by Qwest Corporation (“Qwest”) became unnecessary and were terminated. Pursuant to the agreements (the “Qwest terminated contracts”) entered into with Qwest, certain termination charges became due as a result of the early termination of the contracts.

23. It would have been imprudent of TMAC to fail to terminate the Qwest terminated contracts with Qwest because of the magnitude of the monthly charges and the lack of any need for such services.

24. Because of the 1.5% per month interest charge permitted to be assessed by Qwest in the Qwest terminated contracts, it would have been imprudent of TMAC to fail to make the required payments to Qwest.

25. TMAC made the payments and has requested reimbursement.

26. TMST has failed and refused to either reimburse TMAC or to acknowledge that the payments to Qwest are reimbursable.

27. An actual dispute exists between TMAC and TMST regarding whether the payments to Qwest for the Qwest terminated contracts are reimbursable under the Amended TMAC Management Agreement.

2.	COBRA

28. TMST decided to wind down its operations by directing TMAC to terminate all its employees who had been providing services to TMST. TMAC did so.

29. As a result of the termination of the employees in furtherance of TMST’s winding up and disposing of its operations, TMAC incurred obligations to the employees pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”) to provide health insurance for up to 18 months after termination.

30. TMAC is meeting its obligations to the employees who provided the services to TMST.

31. TMST has failed and refused to either reimburse TMAC or to acknowledge that the payments for the COBRA obligation are reimbursable.

32. An actual dispute exists between TMAC and TMST regarding whether the COBRA payments are reimbursable under the Amended TMAC Management Agreement.

C.	TMST Demands Regarding Alleged Improper Reimbursements

33. TMST has made demand on TMAC for the repayment of various amounts which TMST now claims were improperly paid to TMAC.

34. TMAC has acknowledged that certain amounts claimed by TMST are correctly credited against amounts TMST owes TMAC (or would be properly reimbursed by TMAC if TMST paid its obligations). However, disputes between the parties remain.

35. Prior to the filing of this bankruptcy proceeding, TMST had spent significant amounts of time and effort investigating the possibility of a reorganization plan involving TMST emerging from bankruptcy as a savings and loan association in the mortgage business. The concept is referred to here as the “Thrift Strategy.”

36. Eventually, but before the filing of this proceeding, TMST determined that it was unable to accomplish the Thrift Strategy.

37. Goldstone and Simmons, with others, formed SAF for the purpose of pursuing their own Thrift Strategy.

38. Certain of the amounts claimed by TMST are claimed because TMST alleges the payments were actually made for the benefit of SAF by Goldstone and/or Simmons misusing their positions as officers of TMST and TMAC.

39. To the extent Goldstone and/or Simmons misused their positions as an officer of TMAC, such use was a breach of fiduciary duty and a breach of their duty of loyalty to TMAC and Goldstone and Simmons are liable to TMAC for any amounts expended by TMAC for their benefit.

40. To the extent SAF benefited from the misuse by Goldstone and/or Simmons of their positions as officers of TMAC, SAF is liable to TMAC for any amounts expended by TMAC for its benefit.

41. TMST is demanding the following be paid by TMAC to TMST, which demands TMAC disputes:

a.	TMST claims that payments in the amount of $626,402 made to SS&C Technologies, Inc., were actually for or became for the benefit of SAF so TMST should be reimbursed for such amounts by TMAC.

b.	TMST claims that amounts totaling $854,175 paid to various professionals for services provided to TMST as part of its investigation of the Thrift Strategy were or became for the benefit of SAF so TMST should be reimbursed for such amounts by TMAC.

c.	As a result of the winding up of the business of TMST and its decision that TMAC should terminate the employees of TMAC who had provided services to TMST, TMAC became liable to such employees for amounts due under the WARN Act. TMST contends that TMAC should reimburse to TMST the $2,198,129 paid to such employees.

d.	As a result of the winding up of the business of TMST of its business operations, certain offices were consolidated. TMST claims that $349,186 incurred by TMAC to accomplish that work should be reimbursed to TMST.

e.	Macintosh was paid $270,000 on March 31, 2009, and TMST claims such payment was improper.

f.	TMST is demanding reimbursement of a group of other miscellaneous expense that it had previously paid.

42. An actual dispute exists between the parties, and this Court has jurisdiction and authority pursuant to 28 U.S.C. § 2201, et seq. to adjudicate the dispute.

COUNT I

DECLARATORY JUDGMENT AND ACCOUNTING

43. TMAC here realleges all allegations hereinabove.

44. TMAC is entitled to a declaratory judgment regarding the amounts owed under the Amended TMAC Management Agreement and an accounting.

45. To the extent TMAC owes TMST any amounts, pursuant to 11 U.S.C. § 553 those amounts should be offset against amounts owed by TMST to TMAC.

COUNT II

BREACH OF FIDUCIARY DUTY

46. TMAC here realleges all allegations hereinabove.

47. Upon information and belief, TMAC alleges that TMST has asserted that it will not reimburse certain expenditures made by TMAC and/or contends it is entitled to a refund of payments made is because those payments were for the improper benefit of SAF, Goldstone, Simmons and/or Macintosh.

48. This Count seeks relief alternative in whole or in part from the prior count against TMST.

49. To the extent TMAC is obligated to reimburse or credit TMST for any amounts which were paid at the direction of or through the actions of Goldstone and/or Simmons, such party breached his fiduciary duty to TMAC. TMAC is entitled to judgment for any such amounts.

50. To the extent Goldstone and/or Simmons directed or authorized the payment by TMAC of any amounts for the benefit of SAF, such conduct violated the duty of loyalty of Goldstone and/or Simmons. TMAC is entitled to judgment for any such amounts.

51. To the extent the payment to Macintosh was improper, Macintosh should be ordered to repay such amount to TMAC.

COUNT III

QUANTUM MERUIT

52. TMAC here realleges all allegations hereinabove.

53. Upon information and belief, TMAC alleges that TMST has asserted that it will not reimburse certain expenditures made by TMAC and/or contends it is entitled to a refund of payments made is because those payments were for the improper benefit of SAF, Goldstone, Simmons and/or Macintosh.

54. This Count seeks relief alternative in whole or in part from the prior count against TMST. To the extent TMST is correct that any payment made by TMAC is not properly reimbursable by TMST or that TMAC has to refund such payment because such payment was improperly made by or for the benefit of SAF, Goldstone, Simmons and/or Macintosh, such person or entity should reimburse TMAC for such payment.

55. To the extent Goldstone and/or Simmons directed or authorized the payment by TMAC of any amounts for the benefit of SAF, such conduct violated the duty of loyalty of Goldstone and/or Simmons. TMAC is entitled to judgment for any such amounts.

56. To the extent the payment to Macintosh was improper, Macintosh should be ordered to repay such amount to TMAC.

57. To the extent SAF benefited from any improper actions of Goldstone, Simmons and/or Macintosh, SAF was unjust enriched at the expense of TMAC.

58. TMAC is entitled to judgment against SAF for quantum meruit for the amount of any unjust enrichment.

PRAYER FOR RELIEF

WHEREFORE, for the reasons set forth above, Plaintiff respectfully requests that the Court enter judgment in favor of Plaintiff and against the Defendants as follows:

1. That the Court declare the rights of TMST and TMAC with regard to the amounts due to the parties under the terms of the Amended TMAC Management Agreement, rendering an accounting and declaring the rights of the parties.

2. That to the extent Goldstone and/or Simmons violated obligations to TMAC and incurred expenses for their benefit or the benefit of SAF, that TMAC have judgment against them for such amounts.

3. That to the extent that SAF benefited from any expenses incurred by TMAC, that TMAC have judgment against it for such amounts.

4. That to the extent Macintosh received a payment to which he was not entitled, he should be ordered to reimburse such amount to TMAC.

5. That TMAC be awarded pre- and post-judgment interest.

6. That TMAC be awarded its just costs and expenses and reasonable attorneys’ fees.

7. That TMAC be granted such other and further relief as the Court deems just and proper.

Dated: October 16, 2009	Respectfully submitted,

/s/ Kevin F. Arthur

Kevin F. Arthur         (Fed. Bar No. 05530)

karthur@kg-law.com

James P. Ulwick       (Fed. Bar No. 00576)

julwick@kg-law.com

KRAMON & GRAHAM, P.A.

One South Street, Suite 2600

Baltimore, Maryland 21202-3201

Telephone: (410) 752-6030

And

MODRALL, SPERLING, ROEHL, HARRIS & SISK, P.A. Paul M. Fish Post Office Box 2168 Bank of America Centre, Suite 1000 500 Fourth Street, N.W. Albuquerque, New Mexico 87103-2168 Telephone: (505) 848-1800

Attorneys for Plaintiff Thornburg Mortgage Advisory Corporation